Exhibit 99.1

Contact: Charles Lambert

Senior Vice President of Finance & Treasurer

Medical Properties Trust, Inc.

(205) 397-8897

clambert@mpt.com

MPT REPORTS FIRST QUARTER RESULTS

Birmingham, AL – April 30, 2026 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPT) today announced financial and operating results for the first quarter ended March 31, 2026, as well as certain events occurring subsequent to quarter end.

•	Net income of $0.05 and Normalized Funds from Operations (“NFFO”) of $0.14 for the 2026 first quarter, all on a per share basis;

•	Sold two facilities for approximately $31 million in aggregate proceeds;

•	Acquired one post-acute facility in Europe for €23 million, as previously disclosed;

•	HSA is fully current on all contractual rent due. As of March 2026, monthly rent has increased to 75% of fully stabilized rent; and

•	Paid a regular quarterly dividend of $0.09 per share in April 2026.

Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer, said, “As expected, rent payments at our recently transitioned hospitals are continuing to ramp in Florida, Louisiana and Texas. In California, we expect to begin collecting cash rent from NOR in the 2026 second quarter. As operations at these facilities continue to stabilize, we remain confident in collecting annualized cash rent of at least $1 billion by the end of the year and in our ability to flexibly and attractively address upcoming debt maturities.”

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, operating results, and reconciliations of net income (loss) to NFFO, including per share amounts, all on a basis comparable to 2025 results.

PORTFOLIO UPDATE

MPT has total assets of approximately $15 billion, including $8.8 billion of general acute facilities, $2.4 billion of behavioral health facilities and $1.7 billion of post-acute facilities. As of March 31, 2026, MPT’s portfolio included 378 properties and approximately 38,000 licensed beds leased to or mortgaged by 51 hospital operating companies across the United States as well as in the United Kingdom, Switzerland, Germany, Spain, Finland, Colombia, Italy and Portugal.

Across our U.S. and international portfolios, MPT maintained strong, consistent EBITDARM coverage driven by stable results at general acute care properties and increased EBITDARM in the post-acute portfolio.

MPT sold one long-term acute care hospital in Idaho and one general acute care hospital in Texas during the first quarter for approximately $31 million in aggregate proceeds. As previously disclosed, MPT acquired one post-acute facility in Europe during the quarter for €23 million.

The new tenants to which MPT transferred the operations of properties in Florida, Texas, Arizona, and Louisiana are fully current on cash rents. In March, HSA’s contractual rent increased across its properties from 50% to 75% of fully stabilized rent that is scheduled to commence in October. As a reminder, Quorum Health and Honor Health ramped to their respective fully stabilized rents in the third quarter of 2025.

OPERATING RESULTS

Net income for the first quarter ended March 31, 2026 was $33 million ($0.05 per share), compared to a net (loss) of ($118 million) (($0.20) per share) in the year earlier period. NFFO for the first quarter ended March 31, 2026 was $82 million ($0.14 per share), compared to $81 million ($0.14 per share) in the year earlier period.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for April 30, 2026 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended March 31, 2026. The dial-in numbers for the conference call are (800) 715-9871 (U.S.) and (646) 307-1963 (International) along with passcode 4201784. The conference call will also be available via webcast in the Investor Relations section of the Company’s website, www.mpt.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion. The telephone replay will be available through May 7, 2026, using dial-in numbers (800) 770-2030 (U.S. & Canada) along with passcode 4201784. The webcast replay will be available for one year following the call’s completion on the Investor Relations section of the Company’s website.

The Company’s supplemental information package for the current period will also be available on the Company’s website in the Investor Relations section.

The Company uses, and intends to continue to use, the Investor Relations page of its website, which can be found at www.mpt.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investor Relations page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 378 facilities and approximately 38,000 licensed beds in nine countries and across three continents as of March 31, 2026. MPT’s financing model facilitates acquisitions and recapitalizations, and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.mpt.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, prospects, industry, asset sales, tenant conditions and anticipated rent. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that projected rents may be lower than anticipated or realized later than expected; (ii) the risk that the timing, outcome and terms of Prospect’s causes of action, that is collateral for DIP and other fundings that remain outstanding, will not be consistent with those anticipated by the Company; (iii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (iv) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (v) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (vi) MPT’s ability to obtain or modify the terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact our ability to pay down, refinance, restructure or extend our indebtedness, including extending our 2026 credit facility, as it becomes due, or pursue acquisition and development opportunities; (vii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (viii) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (ix) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all; (x) the risk that the operations of our tenants will be negatively impacted by changes to Medicaid funding introduced by the OBBBA; and (xi) the risks and uncertainties of litigation or other regulatory proceedings.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	March 31, 2026	December 31, 2025
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$12,109,743	$12,205,687
Investment in financing leases	381,589	421,684
Mortgage loans	124,479	123,651

Gross investment in real estate assets	12,615,811	12,751,022
Accumulated depreciation and amortization	(1,713,282)	(1,663,056)

Net investment in real estate assets	10,902,529	11,087,966
Cash and cash equivalents	425,001	540,859
Interest and rent receivables	17,981	19,210
Straight-line rent receivables	904,075	881,452
Investments in unconsolidated real estate joint ventures	1,390,385	1,399,777
Investments in unconsolidated operating entities	320,928	322,179
Other loans	237,957	186,292
Other assets	563,821	564,040

Total Assets	$14,762,677	$15,001,775

Liabilities and Equity
Liabilities
Debt, net	$9,662,659	$9,697,835
Accounts payable and accrued expenses	433,165	549,105
Deferred revenue	18,580	19,289
Obligations to tenants and other lease liabilities	102,514	128,297

Total Liabilities	10,216,918	10,394,526
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding - 597,715 shares at March 31, 2026 and 597,008 shares at December 31, 2025	598	597
Additional paid-in capital	8,577,846	8,573,396
Retained deficit	(4,157,439)	(4,136,011)
Accumulated other comprehensive income	123,700	168,213

Total Medical Properties Trust, Inc. stockholders’ equity	4,544,705	4,606,195
Non-controlling interests	1,054	1,054

Total Equity	4,545,759	4,607,249

Total Liabilities and Equity	$14,762,677	$15,001,775

(A)	Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended
	March 31, 2026	March 31, 2025
Revenues
Rent billed	$197,520	$165,190
Straight-line rent	34,196	40,127
Income from financing leases	10,064	9,905
Interest and other income	10,285	8,577

Total revenues	252,065	223,799
Expenses
Interest	133,330	115,801
Real estate depreciation and amortization	69,717	64,572
Property-related (A)	9,940	7,035
General and administrative	32,205	41,911

Total expenses	245,192	229,319
Other (expense) income
(Loss) gain on sale of real estate	(790)	8,059
Real estate and other impairment charges, net	(19,032)	(76,102)
Earnings from equity interests	15,739	13,986
Debt refinancing and unutilized financing costs	—	(3,796)
Other (including fair value adjustments on securities)	(2,505)	(45,206)

Total other expense	(6,588)	(103,059)

Income (loss) before income tax	285	(108,579)
Income tax benefit (expense)	32,822	(9,437)

Net income (loss)	33,107	(118,016)
Net income attributable to non-controlling interests	(280)	(259)

Net income (loss) attributable to MPT common stockholders	$32,827	$(118,275)

Earnings per common share - basic and diluted:
Net income (loss) attributable to MPT common stockholders	$0.05	$(0.20)

Weighted average shares outstanding - basic	597,715	600,594
Weighted average shares outstanding - diluted	597,715	600,594
Dividends declared per common share	$0.09	$0.08

(A)

Includes $1.9 million and $1.9 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended March 31, 2026 and 2025, respectively.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended
	March 31, 2026	March 31, 2025
FFO information:
Net income (loss) attributable to MPT common stockholders	$32,827	$(118,275)
Participating securities’ share in earnings	(461)	(117)

Net income (loss), less participating securities’ share in earnings	$32,366	$(118,392)

Depreciation and amortization	85,882	76,891
Loss (gain) on sale of real estate	2,016	(8,059)
Real estate impairment charges	9,037	65,683

Funds from operations	$129,301	$16,123

Other impairment charges, net	10,469	13,898
Litigation, bankruptcy and other costs	1,632	10,047
Share-based compensation (fair value adjustments) (A)	(8,462)	9,527
Non-cash fair value adjustments	(5,568)	26,609
Tax rate changes and other	(45,155)	1,102
Debt refinancing and unutilized financing costs	—	3,796

Normalized funds from operations	$82,217	$81,102

Certain non-cash and related recovery information:
Share-based compensation (A)	$9,035	$8,138
Debt costs amortization	$7,547	$6,006
Non-cash rent and interest revenue (B)	$348	$—
Cash recoveries of non-cash rent and interest revenue (C)	$210	$526
Straight-line rent revenue from operating and finance leases	$(36,479)	$(42,619)
Per diluted share data:
Net income (loss), less participating securities’ share in earnings	$0.05	$(0.20)

Depreciation and amortization	0.15	0.13
Loss (gain) on sale of real estate	—	(0.01)
Real estate impairment charges	0.02	0.11

Funds from operations	$0.22	$0.03

Other impairment charges, net	0.02	0.02
Litigation, bankruptcy and other costs	—	0.02
Share-based compensation (fair value adjustments) (A)	(0.01)	0.02
Non-cash fair value adjustments	(0.01)	0.04
Tax rate changes and other	(0.08)	—
Debt refinancing and unutilized financing costs	—	0.01

Normalized funds from operations	$0.14	$0.14

Certain non-cash and related recovery information:
Share-based compensation (A)	$0.02	$0.01
Debt costs amortization	$0.01	$0.01
Non-cash rent and interest revenue (B)	$—	$—
Cash recoveries of non-cash rent and interest revenue (C)	$—	$—
Straight-line rent revenue from operating and finance leases	$(0.06)	$(0.07)

Notes:

Investors and analysts following the real estate industry utilize funds from operations (“FFO”) as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the “Earnings from equity interests” line on the consolidated statements of income.

(A)

Total share-based compensation expense for GAAP purposes is $0.6 million and $17.7 million for the three months ended March 31, 2026 and 2025, respectively (including certain awards that are to be settled in cash). Cash-settled awards are typically recorded in accordance with GAAP at fair value and measured at each balance sheet date until settlement. The resulting fluctuations, which are primarily driven by changes in our stock price rather than operational performance, can introduce significant volatility in our earnings. To enhance comparability and provide a more stable view of performance over time, NFFO reflects an $(8.5) million and $9.5 million adjustment in the three months ended March 31, 2026 and 2025, respectively, to arrive at total share-based compensation expense using grant date fair value for all awards (including cash-settled awards) of $9.0 million and $8.1 million for the three months ended March 31, 2026 and 2025, respectively.

(B)	Includes revenue accrued during the period but not received in cash, such as deferred rent, payment-in-kind (“PIK”) interest or other accruals.
(C)	Includes cash received to satisfy previously accrued non-cash revenue, such as the cash receipt of previously deferred rent or PIK interest.